                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                December 2, 2004
                                ----------------
                Date of Report (Date of earliest event reported)

                        Endurance Specialty Holdings Ltd.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

            Bermuda                        1-31599                      98-032908
            -------                        -------                      ---------

(State or Other Jurisdiction of    (Commission File Number)  (I.R.S. Employer Identification No.)
         Incorporation)

           Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda
           -----------------------------------------------------------
          (Address of principal executive offices, including zip code)

                                 (441) 278-0440
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR .425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

         On December 2, 2004, the Endurance Specialty Holdings Ltd. (the
"Company") entered into a purchase agreement by and among the Company, Goldman,
Sachs & Co., Aon Corporation and certain of its affiliates listed on Schedule A thereto (the "Selling Shareholders") for the sale of 9,800,000 ordinary shares, par value $1.00 of the Company (the "Ordinary Shares") held by the Selling
Shareholders and attached to this report as Exhibit 1.01. The Ordinary Shares were sold under the Company's Form S-3 shelf registration statement (Reg. No.
333-116505) and represent substantial all of Aon Corporation's current ownership of the Company's Ordinary Shares. Aon Corporation retains approximately 111,000
Ordinary Shares and warrants to purchase 4,099,200 Ordinary Shares. The Company did not receive any proceeds from this offering.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits

     The following exhibit is filed as part of this report:

Exhibit No.          Description
-----------          -----------
   1.01              Purchase Agreement, dated as of December 2, 2004

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 7, 2004

                                            By: /s/ John V. Del Col
                                                -----------------------------
                                            Name:  John V. Del Col
                                            Title: General Counsel & Secretary

                                  EXHIBIT INDEX

Exhibit No.          Description
-----------          -----------
   1.01              Purchase Agreement, dated as of December 2, 2004